EXHIBIT 3.1
TESCO CORPORATION

By-laws relating generally to the conduct
of the business and affairs of
Tesco Corporation
Effective May 18, 2007

TABLE OF CONTENTS

                                                                                                             Page

Part One        INTERPRETATION                                                                                       1

        1.01                Definitions                                                                               1
        1.02                Construction                                                                               1

Part Two        BUSINESS OF THE CORPORATION                                                                      1

        2.01                        Execution of Instruments                                                       1
        2.02                Corporate Seal                                                                               1
        2.03                Voting Rights in Other Bodies Corporate                                                       2
        2.04                Financial Year                                                                               2
        2.05                Prohibition on Lending                                                                      2

Part Three        BORROWING                                                                                       2

        3.01                Borrowing Power                                                                               2
        3.02                Delegation                                                                               2

Part Four        DIRECTORS' MEETINGS                                                                               2

        4.01                Number of Directors and Quorum                                                               2
        4.02                Meetings of the Board                                                                      2
        4.03                Notice                                                                                       2
        4.04                Chairman of Board Meetings                                                               3
        4.05                Voting                                                                                       3
        4.06                Committees of the Board                                                                      3
        4.07                Participation by Electronic Means                                                       3
        4.08                Written Resolution in Lieu of Meeting                                                       3

Part Five        MEETINGS OF SHAREHOLDERS                                                                      3

        5.01                Participation in Meetings by Electronic Means                                              3
        5.02                Annual Meetings                                                                               3
        5.03                Meeting Held by Electronic Means                                                       3
        5.04                Presiding Officer                                                                      4
        5.05                Persons Entitled to be Present                                                               4
        5.06                Quorum                                                                                       4
        5.07                Scrutineers                                                                               4
        5.08                Votes to Govern                                                                               4
        5.09                Voting                                                                                       4
        5.10                Electronic Voting                                                                      4
        5.11                Adjournments                                                                               5

Part Six        OFFICERS                                                                                       5

        6.01                Appointment                                                                               5
        6.02                Chairman, Vice-Chairman and President                                                       5
        6.03                Chief Executive Officer                                                                      5
        6.04                Chief Operating Officer                                                                      5

TABLE OF CONTENTS
(continued)

                                                                                                           Page

        6.05                Vice-Chairman of the Board                                                             5
        6.06                        Vice-Presidents                                                                      5
        6.07                        Comptroller                                                                      5
        6.08                        Secretary                                                                      5
        6.09                        Treasurer                                                                      6
        6.10                        Term of Office                                                                      6

Part Seven        DIVISIONS AND UNITS                                                                              6

        7.01                        Creation and Consolidation of Divisions                                              6
        7.02                        Name of Division                                                             6
        7.03                        Officers of Divisions                                                             6

Part Eight        INDEMNITY                                                                                     6

        8.01                        Limitation of Liability                                                             6
        8.02                        Indemnity                                                                      7
        8.03                        Insurance                                                                      8
        8.04                        Indemnity Agreements                                                             8
        8.05                        Division and Business Unit Officers                                              8

Part Nine        SHARE CERTIFICATES                                                                              8

        9.01                        Shareholder Entitled to Certificate of Acknowledgment                              8
        9.02                        Securities Registrars, Transfer Agents and Dividend Disbursing Agents         8
        9.03                        Deceased Shareholder                                                             8
        9.04                        Lost, Defaced or Destroyed Certificates                                              8

Part Ten        DIVIDENDS AND RIGHTS                                                                              8

        10.01                        Dividend                                                                      8
        10.02                        Dividend Cheques                                                             9
        10.03                        Non-receipt of Cheques                                                             9
        10.04                        Unclaimed Dividends                                                             9

Part Eleven        NOTICES                                                                                              9

        11.01                        Method of Giving Notices                                                      9
        11.02                        Notice to Joint Shareholders                                                      9
        11.03                        Computation of Time                                                             9
        11.04                        Omissions and Errors                                                             10
        11.05                        Persons Entitled by Death or Operation of Law                                     10

Part Twelve        EFFECTIVE DATE AND REPEAL                                                                     10

        12.01                        Effective Date                                                                     10
        12.02                        Repeal                                                                            10

By-laws relating generally to the conduct of the business and affairs of Tesco Corporation.

PART ONE
INTERPRETATION

1.01        Definitions. In these By-laws, unless the context otherwise requires:
       (a)        "Act" means the Business Corporations Act (Alberta) and the regulations made thereunder and any statute and regulations that may be substituted therefor, as from time to time amended;
       (b)        "Articles" means the articles of the Corporation as from time to time amended or restated;
       (c)        "Board" means the board of directors of the Corporation;
       (d)        "By-Laws" means these By-Laws and all other by-laws of the Corporation from time to time in force and effect;
       (e)        "Corporation" means Tesco Corporation;
       (f)        "Recorded Address" means in the case of a shareholder the address as recorded in the securities register; in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, the latest address for such person as recorded in the records of the Corporation or, in the case of a director, in the last notice of directors filed under the Act; and
       (g)        "Signing Officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.01 or by a resolution passed pursuant thereto;
all terms and expressions defined in the Act and used herein shall have the same meaning herein as in the Act.

1.02        Construction. Words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated associations.

PART TWO
BUSINESS OF THE CORPORATION

2.01        Execution of Instruments. All instruments and documents of whatsoever kind may be signed on behalf of the Corporation by the Chairman, the Vice-Chairman, the President, a Vice-President or a director together with another one of the foregoing persons or together with the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. The Board may, however, direct the person or persons by whom and the manner in which any particular instrument or document or class of instrument or document may or shall be signed, including the use of facsimile reproductions of signatures and the use of a corporate seal or a facsimile reproduction thereof.

2.02        Corporate Seal. Until changed by the Board, the corporate seal of the Corporation shall be in the form impressed in the margin hereto.

2.03        Voting Rights in Other Bodies Corporate. Except when otherwise directed by the Board, Signing Officers may execute and deliver proxies which unless required by applicable law need not be under corporate seal of the Corporation, and arrange for the issuance of any certificate or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such certificate or other evidence shall be in favour of such person or persons as the Signing Officers executing or arranging for the issuance thereof may determine. In addition, the Board, or failing the Board, the Signing Officers of the Corporation, may direct the manner in which and the person or persons by whom any voting rights or class of voting rights shall be exercised.

2.04        Financial Year. Until changed by resolution of the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.05        Prohibition on Lending. The Corporation shall not make any personal loan or extension of credit to a director or officer of the Corporation.

PART THREE
BORROWING

3.01        Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:
       (a)        borrow money on the credit of the Corporation;
       (b)        issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;
       (c)        give a guarantee on behalf of the Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise; and
       (d)        mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.02        Delegation. The Board may from time to time delegate to one or more director or officer of the Corporation, at least one of whom shall be the Chairman, the Vice-Chairman, the President, the Chief Financial Officer or the Secretary, any or all of the powers set out in Section 3.01 to such extent and in such manner as the Board may determine.

PART FOUR
DIRECTORS' MEETINGS

4.01        Number of Directors and Quorum. Subject to the Articles, the number of directors of the Corporation may be fixed from time to time by resolution of the Board. A majority of the directors shall form a quorum of the Board.

4.02        Meetings of the Board. Meetings of the Board shall be held from time to time and at such place as the Board, the Chairman of the Board, the President or any two directors may from time to time determine. The Secretary shall call a meeting of the Board when directed to do so by the Chairman, the Vice-Chairman, the President, a Vice-President or any two directors.

4.03        Notice. No notice need be given of the first meeting of the Board following a meeting of shareholders at which directors are elected if such meeting of the Board is held immediately after the shareholders meeting. Notice of all other meetings of the Board shall be delivered, mailed or communicated by means of telephonic, electronic or any other communications facilities to each director not less than twenty-four (24) hours before the time when the meeting is to be held. A director may in any manner waive a notice of a meeting of the Board, and attendance of a director at a meeting of the Board is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

4.04        Chairman of Board Meetings. The Chairman of any meeting of the Board shall be the first mentioned of the following officers who is also a director and is present or deemed to be present at the meeting: the Chairman, the Vice-Chairman, the President, a Vice-President. If no such officer is present, the directors shall choose one of their number to chair the meeting.

4.05        Voting. At all Board meetings every question shall be decided by a majority of the votes cast thereon. In case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

4.06        Committees of the Board. The Board shall appoint from their number an Audit Committee and may appoint from their number such other committees as the Board determines. Subject to the limitations in the Act, the Board may delegate to a committee of directors any of the powers of the directors. The Board shall appoint a chair of each committee of directors and shall adopt terms of reference for each committee of directors and position descriptions for each chair of a committee of directors.

4.07        Participation by Electronic Means. A director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in a meeting by those means is deemed for the purposes of the Act and the By-Laws to be present at that meeting.

4.08        Written Resolution in Lieu of Meeting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the Board or a committee of the Board, is as valid as if it had been passed at a meeting of the Board or committee of directors.

PART FIVE
MEETINGS OF SHAREHOLDERS

5.01        Participation in Meetings by Electronic Means. Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation has made available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act and the By-Laws to be present at the meeting.

5.02        Annual Meetings. Meetings of shareholders of the Corporation shall be held annually within six months of the end of the Corporation's fiscal year at the place the directors determine, which subject to the Articles, may be outside Canada.

5.03        Meeting Held by Electronic Means. If the directors of the Corporation call a meeting of shareholders pursuant to the Act, those directors may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting of shareholders held by such means is deemed to be present in person at the meeting and will have the opportunity to participate to the same extent as if the person were attending in person and in full purview of other shareholders.

5.04        Presiding Officer. The Chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and is present or deemed to be present at the meeting: the Chairman, the Vice-Chairman, the President or a Vice-President who is also a director. In the absence of any such officer, the shareholders shall choose one of their number to chair the meeting. The Secretary of the meeting shall be the Secretary of the Corporation or failing him, the Assistant Secretary of the Corporation. Notwithstanding the above, the Chairman of the meeting, at his sole discretion, may appoint a person, who need not be a shareholder, to act as Secretary of the meeting.

5.05        Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the Articles or the By-Laws to be present. Any other person may be admitted only with the consent of the Chairman of the meeting or with the consent of the meeting.

5.06        Quorum. A quorum for the transaction of business at any meeting of shareholders shall be at least two (2) persons present or deemed to be present, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder, and together holding or representing thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Corporation entitled to vote at the meeting.

5.07        Scrutineers. At any meeting of shareholders, the Chairman of the meeting may with the consent of the meeting appoint one or more persons, who may be shareholders, to serve as scrutineers.

5.08        Votes to Govern. At any meeting of shareholders, unless a special resolution is required, all questions shall be decided by the majority of votes cast on the question.

5.09        Voting.
       (1)        Subject to the provisions of the Act, every question submitted to any meeting of shareholders shall be decided in such manner as the Chairman of the meeting may establish, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. A declaration by the Chairman of the meeting that the question has been carried, carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of such fact; and the results of the vote so taken and declared shall be the decision of the shareholders upon the said question.
       (2)        A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by other means. The ballot shall be taken in such manner as the Chairman of the meeting shall direct. Upon a ballot at which he is entitled to vote every shareholder present, or deemed to be present, on his own behalf or by proxy shall (subject to the provisions, if any, of the Articles) have one (1) vote for every share registered in his name; and the results of the ballot so taken and declared shall be the decision of the shareholders upon the said question.

5.10        Electronic Voting.
       (1)        Any person entitled to attend and vote at a meeting of shareholders may vote at the meeting in person or by proxy and, subject to any determinations made from time to time by the Board, may appoint a proxy by any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities.
       (2)        To the extent permitted by the By-Laws or the Articles of the Corporation or by the Act or other laws governing the Corporation, the Board may establish, in connection with any meeting of shareholders, procedures regarding voting at the meeting by means of telephonic, electronic or other communication facilities, and make available such communication facilities consistent with those procedures. The Board may determine from time to time that the voting at any specific meeting shall be held entirely by such means.

5.11        Adjournments. The Chairman may adjourn any meeting of shareholders to such time and place as the Chairman determines.

PART SIX
OFFICERS

6.01        Appointment. The Board may from time to time elect or appoint officers with such duties and powers and for such terms of office as the Board deems advisable and, in particular, a Chairman, a Vice-Chairman, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Comptroller, a Secretary and a Treasurer (who may also be Vice-Presidents), and one or more assistants to any of the officers so elected or appointed. Except as provided in Section 6.03, the same person may hold more than one office.

6.02        Chairman, Vice-Chairman and President. The Chairman, Vice-Chairman and President shall each be a director and shall have such powers and duties as the Board may specify.

6.03        Chief Executive Officer. The Board may designate an officer as Chief Executive Officer of the Corporation who, as such, shall, subject to the authority of the Board, have general supervision over the business of the Corporation.

6.04        Chief Operating Officer. The Board may designate an officer as the Chief Operating Officer who, as such, shall have the powers and duties as the Board or the Chief Executive Officer may specify.

6.05        Vice-Chairman of the Board. The Vice-Chairman of the Board, if any, in the absence or non-appointment of the Chairman of the Board, shall preside as Chairman at all meetings of the Board and shareholders.

6.06        Vice-Presidents. During the absence or disability of the President, his duties shall be performed and his powers exercised by the Vice-President or, if there is more than one, by the Vice-President or Vice-Presidents designated from time to time by the Board or the President; provided, however, that a Vice-President who is not a director shall not preside as Chairman at any meeting of directors or of a committee of directors. A Vice-President shall have such other powers and duties as the Board or Chief Executive Officer may specify.

6.07        Comptroller. The Comptroller shall be the principal officer in charge of the accounts of the Corporation and shall have such other powers and duties as may be assigned to him by the Chief Executive Officer.

6.08        Secretary. The Secretary shall attend and be the Secretary of all meetings of the Board, committees of the Board (unless another person is designated to act as secretary of such meeting or meetings by any such committee), and shareholders and the Secretary or such other designated person in the case of meetings of any committees of the Board shall maintain minutes of all proceedings thereat. The Secretary shall give, or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board and shall be custodian of the corporate seal and records of the Corporation, except when another officer has been appointed for that purpose, and the Secretary shall have such other powers and duties as the Board or the Chief Executive Officer may specify. The Assistant Secretary or, if more than one, the Assistant Secretaries, shall assist the Secretary in the performance of his duties and shall exercise all his powers and carry out all his duties in the absence or disability of the Secretary.

6.09        Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation and shall deposit or cause to be deposited all moneys with the Corporation's bankers, or otherwise deal with the same, including the short term investment of moneys, as designated by the Board, provided that the Treasurer may from time to time arrange for the temporary deposit of moneys of the Corporation in banks, trust companies or other financial institutions within or outside Canada not so designated by the Board for the purpose of facilitating transfer thereof to the credit of the Corporation in a bank, trust company or other financial institution so designated. The books and accounts shall at all times be open to inspection and examination by the Board, by any committee of the Board, by the President or by any person appointed by the Board for that purpose. The Treasurer shall sign or countersign such instruments as require his signature and shall perform all duties incident to his office. The Treasurer shall have such other powers and duties as the Board or the Chief Executive Officer may specify. The Assistant Treasurer, or if more than one, the Assistant Treasurers, shall assist the Treasurer in the performance of his duties and shall exercise all the Treasurer's powers and carry out all his duties in the absence or disability of the Treasurer.

6.10        Term of Office. The Board, in its discretion, may remove any officer of the Corporation, without prejudice to the rights of such officer under any employment contract. Otherwise each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier resignation.

PART SEVEN
DIVISIONS AND UNITS

7.01        Creation and Consolidation of Divisions. The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

7.02        Name of Division. Subject to law, any division or its sub-units may be designated by such name as the Board may from time to time determine or cause to be determined and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation when signed in accordance with Section 2.01 as if it had been entered into or signed in the name of the Corporation.

7.03        Officers of Divisions. From time to time the Board or, if authorized by the Board, the President, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the President, may at any time remove at its or his pleasure any officer so appointed but without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

PART EIGHT
INDEMNITY

8.01        Limitation of Liability. No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or agent or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same are occasioned by his own wilful neglect or default, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him from liability under the Act. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

8.02        Indemnity.
       (1)        To the fullest extent permitted by the Act and without limit to the right of the Corporation to indemnify any person under the Act or otherwise, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Corporation or such other body corporate.
       (2)        The Corporation shall, subject to the approval of a court and the limitations contained herein and in the Act, indemnify a person referred to in paragraph (1) in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or officer of the Corporation or other body corporate as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the person in connection with such action.
       (3)        The Corporation shall advance moneys to a director or officer for the costs, charges and expenses of a proceeding referred to in paragraph (1) and/or (2), as applicable. Such director or officer shall repay such moneys if the director or officer:
                (a)        is not substantially successful on the merits in the individual's defence of the action or proceeding; or
                (b)        is not fairly and reasonably entitled to indemnity.
       (4)        The Corporation shall not indemnify a director or officer under paragraph (1) unless the individual:
                (a)        acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the director or officer acted as director or officer or in a similar capacity at the Corporation's request; and

                (b)        in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

8.03        Insurance. Subject to the Act, the Corporation may purchase, maintain or participate in such insurance for the benefit of the persons mentioned in Section 8.02, as the Board may from time to time determine.

8.04        Indemnity Agreements. The Corporation may enter into agreements with its directors and officers relating to indemnity matters provided such agreements comply with the Act and these By-Laws. The provisions of Section 8.02 shall be deemed contractual rights of the directors and officers of the Corporation and former directors and officers of the Corporation.

8.05        Division and Business Unit Officers. For the purposes of this Part Eight, the expression "officer" shall be deemed to include officers of divisions and sub-units as contemplated in Part Seven.

PART NINE
SHARE CERTIFICATES

9.01        Shareholder Entitled to Certificate of Acknowledgment. Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Corporation is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

9.02        Securities Registrars, Transfer Agents and Dividend Disbursing Agents. The Board may from time to time appoint a Registrar to maintain the securities register and a Transfer Agent to maintain the register of transfers and may also appoint one or more Branch Registrars to maintain branch securities registers and one or more Branch Transfer Agents to maintain branch registers of transfers. The Board may also from time to time appoint a Dividend Disbursing Agent to disburse dividends. One person may be appointed to any number of the aforesaid positions. The Board may at any time terminate any such appointment.

9.03        Deceased Shareholder. In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its Transfer Agent.

9.04        Lost, Defaced or Destroyed Certificates. The Board, or any officer or agent designated by it, may in its or his discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has become mutilated or defaced or in substitution for a certificate that has become lost, stolen or destroyed upon payment of such fee, if any, and on such terms as the Board may from time to time prescribe whether generally or in any particular case.

PART TEN
DIVIDENDS AND RIGHTS

10.01        Dividend. Subject to the Act and the Articles, the Board may from time to time declare and the Corporation may pay dividends on its issued shares to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

10.02        Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn either on the bankers of the Corporation or those of its Dividend Disbursing Agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his Recorded Address or to such other address as the holder directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their Recorded Address, or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.03        Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation or its Dividend Disbursing Agent shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe whether generally or in any particular case.

10.04        Unclaimed Dividends. No dividends shall bear interest as against the Corporation. Except as otherwise expressly provided in the Articles with respect to any class or series of shares, any dividend unclaimed for one year after having been declared payable may be invested or otherwise made use of by the directors for the benefit of the Corporation. Any dividend unclaimed after a period of three (3) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation, but the Board may nevertheless authorize the subsequent payment of any such dividend on such terms as to indemnity and evidence of title as the Board may from time to time prescribe, whether generally or in any particular case.

PART ELEVEN
NOTICES

11.01        Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the By-Laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person's Recorded Address or if mailed to such person at his Recorded Address by prepaid ordinary or air mail or if sent to such person at his Recorded Address by any means of prepaid transmitted or recorded communication, or if provided in the form of an electronic document so long as the shareholder, director, officer, auditor or member of a committee of the Board has consented to receive the notice in such form. A notice so delivered shall be deemed to have been given when it is delivered personally or to the Recorded Address aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered for dispatch; and a notice so sent in the form of an electronic document shall be deemed to have been given when transmitted. The Secretary may change or cause to be changed the Recorded Address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.

11.02        Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons at their Recorded Address shall be sufficient notice to all of them.

11.03        Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04        Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice shall not invalidate such notice or any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05        Persons Entitled by Death or Operation of Law. Every person who by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

PART TWELVE
EFFECTIVE DATE AND REPEAL

12.01        Effective Date. These By-Laws shall be effective as of May 18, 2007.

12.02        Repeal. All previous by-laws of the Corporation are repealed as of the coming into force of these By-Laws provided that such repeal shall not affect the previous operation of any by-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-laws prior to its repeal. All officers and persons acting under any by-laws so repealed shall continue to act as if appointed under the provisions of these By-Laws and all resolutions of the shareholders or the Board with continuing effect passed under any repealed by-laws shall continue to be valid except to the extent inconsistent with these By-Laws and until amended or repealed.

MADE the 18th day of May, 2007.